Exhibit 4.1
Hanmi Financial Corporation
Warrant for the Purchase of Shares of Common Stock,
par value $0.001 per Share

No. W-1 Issuance Date:	October 14, 2010	2,000,000 Shares
     THIS CERTIFIES that, for value received, Cappello Capital Corp., whose address is 100 Wilshire Boulevard, Suite 1200, Santa Monica, CA 90401, or its registered permitted assigns (the “Holder”), is entitled to subscribe for and purchase from Hanmi Financial Corporation, a Delaware corporation (the “Company”), upon the terms and conditions set forth herein, 2,000,000 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a price of $1.20 per share, subject to adjustment as provided herein (the “Exercise Price”). As used herein, the term “this Warrant” shall mean and include this Warrant, and any and all Warrants or other securities hereinafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part, or adjustments as provided herein. As used herein, the term “Holder” shall mean the original Holder and any and all holder(s) of this Warrant or a portion thereof, and any and all holder(s) of any Warrant Shares, in all cases, pursuant to the exercise of this Warrant or a portion thereof or a transfer of this Warrant or the Warrant Shares as permitted by this Warrant.
     The number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) and the Exercise Price may be adjusted from time to time as hereinafter set forth.
     1. Exercise Price and Exercise Period. This Warrant may be exercised at any time or from time to time during the period commencing on the Issuance Date and ending at 5:00 P.M. Pacific time on the date that is the fifth anniversary of the Issuance Date (the “Expiration Date” and the period from the Issuance Date to the Expiration Date, the “Exercise Period”).
     2. Procedure for Exercise; Effect of Exercise.
          (a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the delivery to the Company at its corporate offices in Los Angeles, California, of a duly executed Notice of Exercise (in the form attached to this Agreement) specifying the number of Warrant Shares to be purchased in increments of 5,000 Warrant Shares, (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check (the “Aggregate Exercise Price”), and (iii) the surrender of this Warrant to the Company (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), at its corporate offices in Los Angeles, California.

          (b) Cashless Exercise. This Warrant may also be exercised by the Holder through a cashless exercise, as described in this Section 2(b). This Warrant may be exercised, in whole or in part, by (i) the delivery to the Company, at its corporate offices in Los Angeles, of a duly executed Notice of Exercise (in the form attached to this Agreement) specifying the number of Warrant Shares to be applied to such exercise in increments of 5,000 Warrant Shares, and (ii) the surrender of this Warrant to the Company (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) at its corporate offices in Los Angeles. The number of shares of Common Stock to be issued upon exercise of this Warrant pursuant to this Section 2(b) shall equal the value of this Warrant (or the portion thereof being canceled) computed as of the date of receipt of this Warrant by the Company using the following formula:

X =	Y(A-B) A
     Where:
X	=	the number of shares of Common Stock to be issued to Holder under this Section 2(b);

Y	=	the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise;

A	=	the Current Market Price on the date of receipt of this Warrant by the Company; and

B	=	the Exercise Price on such date
For purposes of this Section 2(b), Current Market Price shall have the definition provided in Section 5(i).
          (c) Effect of Exercise. Upon receipt by the Company of a Notice of Exercise, and proper payment of the Exercise Price, as provided in this Section 2, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date of receipt by the Company of the Notice of Exercise; provided payment has been made for such Warrant Shares in accordance with this Agreement, and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. After the Company shall have received a Notice of Exercise, the Aggregate Exercise Price (or notice of a cashless exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), the Company shall (X) within seven business days, issue and deliver to the address as specified in the Notice of Exercise, a certificate, registered in the name of the Holder or its permitted designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, or (Y) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, within one business day, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its permitted designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to the Company at its corporate offices in Los Angeles, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder within ten business days of receipt of this Warrant.
     3. Warrant Register; Transfer of Warrants.
          (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.
          (b) Subject to compliance with applicable state and federal securities laws, and notwithstanding the registration of this Warrant under the Securities Act pursuant to Section 8, this Warrant and the rights hereunder shall not be transferable except to a Cappello Party (defined below) in accordance with the provisions of this Section 3(b); provided, however, it is agreed and acknowledged by the Company that upon registration of the Warrant Shares in accordance with Section 7 below, the Warrant Shares shall be freely transferable. Subject to the foregoing, this Warrant and the rights hereunder may be transferred, in whole or in part, in increments of 5,000 Warrant Shares, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant (in the form attached to this Agreement) duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such assignment form, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned, may be exercised by a new Holder for the purchase of Warrant Shares without having a new warrant issued. For purposes hereof, “Cappello Party” shall mean (i) any partner, member, stockholder or owner of Cappello Capital Corp. or Cappello Group, Inc., (ii) any employee of Cappello Capital Corp. or Cappello Group, Inc., or (iii) a pension or profit-sharing fund established and maintained for employees of Cappello Capital Corp. or Cappello Group, Inc.
     4. Reservation of Shares; Preservation of Rights.
          (a) The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor shall be validly issued, fully paid, non-assessable, and free of preemptive rights.
     5. Exercise Price Adjustments.
          (a) In the event that the Company shall (i) pay a dividend or make a distribution, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (ii) split or subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive after the occurrence of any of the events described above had this Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5(a) shall become effective immediately after the close of business on the dividend or distribution date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the payment date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (b) and (c) below.
          (b) No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 5% in the Exercise Price then in effect; provided, however, that any adjustments that by reason of this Section 5(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or nearest 1/100th of a share.
          (c) In the event that, at any time as a result of an adjustment made pursuant to Section 5(a) above, the Holder of this Warrant shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.
          (d) In case of any reclassification of the Common Stock (other than in a transaction to which Section 5(a) applies), any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company, any tender offer or any share exchange, pursuant to which the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder shall have the right, during the Exercise Period, at the Holder’s option, (i) to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer, tender offer or share exchange by a holder of the number of shares of Common Stock of the Company into which this Warrant might have been exercisable immediately prior to the reclassification, consolidation, merger, sale, transfer, tender offer or share exchange, assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction, or (ii) if the Company is acquired in an all cash transaction, to receive cash equal to the value of the Warrant Shares issuable upon a cashless exercise of this Warrant immediately prior to the closing of such transaction. The provisions of this Section 5(d) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers, tender offers or share exchanges.
          (e) If the Company shall take any action set forth in Section 5(a) or 5(d), then the Company shall cause to be filed with the transfer agent for this Warrant and shall cause to be mailed to the Holder at such Holder’s address as shown on the books of the transfer agent for this Warrant, as promptly as possible, but at least 20 days prior to the applicable date hereinafter specified, a notice stating the date on which such dividend payment, other distribution, adjustment, reclassification, change, consolidation, merger, tender offer, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive the dividend payment or other distribution, or exchange their shares of Common Stock for securities, cash or other property deliverable upon such adjustment, reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 5(e).
          (f) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly file with the transfer agent for this Warrant a certificate of an officer of the Company setting forth the Exercise Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Company shall within 30 days of an adjustment to the Exercise Price cause a notice of the adjusted Exercise Price to be mailed to the Holder. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 5(f).
          (g) In case the Company shall take any action affecting the Common Stock, other than actions described in this Section 5, which in the opinion of the Board of Directors would materially adversely affect the exercise right of the Holder, the Exercise Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action; and, provided further, that no adjustment shall be made to the Exercise Price pursuant to this Section 5(g) or otherwise upon (i) the issuance of shares of Common Stock pursuant to any compensation or incentive plan for officers, directors, employees or consultants of the Company, which plan has been approved by the Compensation Committee of the Board of Directors (or, if there is no such committee then serving, by the Board of Directors and, if required by law, the stockholders of the Company), or (ii) the issuance of Common Stock upon the conversion or exercise of options, warrants or rights of the Company outstanding on the Issuance Date (unless the conversion or exercise price thereof is changed after the Issuance Date other than solely by operation of the anti-dilution provisions thereof).
          (h) For the purpose of any computation under Section 2(b) or this Section 5, the “Current Market Price” per share of Common Stock on any day shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System or NASDAQ Small Cap Market (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.
          (i) Upon each adjustment of the Exercise Price, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.
          (j) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.
     6. Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and no person who is a Holder shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 9.9% (4.9% if such person is a bank holding company) of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of

Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant and issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any debentures, convertible notes or convertible preferred stock or warrants).. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within a reasonable period confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. In effecting the exercise of this Warrant, the Company shall be entitled to rely on a representation by the Holder as to the number of shares that it beneficially owns for purposes of the above 9.9% (or 4.9% if such person is a bank holding company) limitation calculation.
     7. Registration of Warrant and Warrant Shares.
          (a) Shelf Take-Down. On the Issuance Date, the Company shall file a prospectus supplement (the “Prospectus Supplement”) to the Company’s Registration Statement on Form S-3 (File No. 333-163206), which became effective as of November 30, 2009 (the “Registration Statement”), to register the sale and issuance by the Company of this Warrant and the Warrant Shares. The term “Registration Statement” as used in this Warrant means the aforementioned registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding base prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be a part thereof at the Effective Time. For purposes of this Warrant, all references to the Registration Statement, the base prospectus, Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Interactive Data Electronic Applications System.
          (b) Fees and Expenses. The Company shall pay all expenses associated with the registration of this Warrant and the Warrant Shares, other than the fees and expenses of the Holder’s counsel.
          (c) Representations and Warranties.
               (i) Company Representations and Warranties.

                    a. As of the date hereof, there are no stop orders preventing or suspending use of the Registration Statement or the effectiveness of the Registration Statement, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the SEC.
                    b. The Registration Statement complied at the Effective Time and complies as of the Issuance Date, in all material respects, with the requirements of the Securities Act and the rules and regulations thereunder. The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus Supplement as of the Issuance Date complies, in all material respects, with the requirements of the Securities Act and the rules and regulations thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, that the Company makes no representation or warranty in this paragraph with respect to statements in or omissions from the Prospectus Supplement in reliance upon, and in conformity with, written information furnished to the Company by the Holder specifically for inclusion therein, which information the parties hereto agree is limited to the section entitled “Plan of Distribution” in the Prospectus Supplement.
                    c. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the SEC or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, were filed on a timely basis with the SEC and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading
               (ii) Holder Representations and Warranties. The information furnished to the Company by the Holder specifically for inclusion in the section entitled “Plan of Distribution” in the Prospectus Supplement as of the Issuance Date complies, in all material respects, with the requirements of the Securities Act and the rules and regulations thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
          (d) Indemnification.
               (i) The Company hereby agrees to indemnify and hold harmless the Holder and the Holder’s officers, directors, partners, members, legal counsel and accountants, and each person who controls the Holder within the meaning of the Securities Act, from and against, and agrees to reimburse the Holder, its officers, directors, partners, members, legal counsel, accountants and controlling persons, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which the Holder, its officers, directors, partners, members, legal counsel, accountants or controlling persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus related thereto, or any amendment or supplement thereto, (B) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the issuance of this Warrant, including the underlying Warrant Shares; provided, however, that the Company will not be liable to any such person to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission of material fact so made in strict conformity with written information furnished by the Holder specifically for use in the preparation thereof; and provided, further, that the Company shall not be liable to any such person to the extent that such untrue statement or omission of material fact is subsequently corrected by an amendment or supplement to the Registration Statement (or an amended prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act) and such amendment or supplement (or amended prospectus) is timely delivered to the Holder.
               (ii) The Holder hereby agrees (severally and not jointly to the extent there are multiple Holders) to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants or such controlling persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus related thereto or any amendment or supplement thereto, (B) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) any violation or alleged violation by the Holder of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the issuance of this Warrant, including the underlying Warrant Shares, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the indemnity obligation contained in this Section 7(d)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably conditioned, withheld or delayed; provided, further, that the total amounts payable in indemnity by the Holder under this Section 7(d)(ii) shall not exceed an amount equal to the per share sale price

(less any underwriting discount and commissions) multiplied by the number of Warrant Shares sold by such Holder; provided, further, however, this limitation shall not apply for any claim, action, demand, loss, damage liability cost or expense that arise out of or are based on any action of or failure to act by the Holder to the extent such claim, action, demand, loss, damage liability cost or expense is determined, by a final, non-appealable judgment by a court, to have resulted from the Holder’s bad faith, fraudulent act or intentional misconduct.
               (iii) The obligations of the Company and the Holder under this Section 7(d) shall survive until the earlier of the one year anniversary of (I) the date upon which the last of the Warrant Shares issuable upon exercise of this Warrant have been issued, and (II) the Expiration Date.
          (e) For purposes of registration of the Warrant Shares under this Section 7, “Warrant Shares” shall include (i) the shares of Common Stock issuable upon exercise of this Warrant and (ii) any shares of Common Stock or other securities issuable in respect of the Common Stock referred to in clause (i) above by way of a spin-off, split-off, dividend or stock split, in connection with a combination of shares, reclassification, merger, consolidation or reorganization or other transactions that would result in an adjustment of the Warrant Shares as provided in this Warrant.
     8. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     9. Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company (which shall not include the posting of any bond) of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.
     10. No Rights as a Stockholder. The Holder shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.
     11. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company willfully and knowingly fails to comply with any provision of this Warrant, as determined by the final non-appealable decision of a court of competent jurisdiction, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
     12. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, may be entitled to specific performance of its rights under this Warrant.
     13. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder of Warrant Shares.
     14. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
     15. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
     16. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered personally or via a messenger service (notice deemed given upon receipt), telecopied or faxed (notice deemed given upon confirmation of receipt), sent by a nationally recognized overnight courier service such as Federal Express (notice deemed given upon receipt of proof of delivery) or mailed by registered or certified mail, return receipt requested (notice deemed given upon receipt) to the respective parties’ corporate addresses or other addresses on record with the other parties.
     17. Governing Law. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such state, without regard to principles of conflicts of law.

HANMI FINANCIAL CORPORATION
By:	/s/ Brian Cho
Brian Cho
Chief Financial Officer

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)
FOR VALUE RECEIVED,                                                              hereby sells, assigns, and transfers unto                                          a Warrant to purchase                      shares of Common Stock, par value $0.001 per share, of Hanmi Financial Corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                                                              attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:

By:

Signature
The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:	Hanmi Financial Corporation 3660 Wilshire Blvd. Penthouse A Los Angeles, CA 90010 Attention: Chief Financial Officer
NOTICE OF EXERCISE
     The undersigned hereby exercises his or its rights to purchase                      Warrant Shares covered by the attached Warrant and tenders payment herewith in the amount of $                      by tendering cash or delivering a certified check or bank cashier’s check, payable to the order of the Company or surrendering                      shares of Common Stock received upon exercise of the attached Warrant based on the following calculation:

X =	Y(A-B) A
     Input numbers into the above formula based on the following:

X ____________=	the number of shares of Common Stock to be issued to Holder

Y ____________=	the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise;

A ____________=	the Current Market Price on the date of receipt of this Warrant by the Company; and

B ____________=	the Exercise Price on such date
     The undersigned requests that certificates for such securities be issued in the name of, and delivered or credited to:

(Print Name, Address and Social Security
or Tax Identification Number)
and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the attached Warrant, that a new Warrant for the balance of the Warrant Shares covered by the attached Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

By:

Print Name

Signature

Address: